STRATEGIC CONSULTING AGREEMENT

Pursuant to our recent conversations, Tangiers Investment Group, LLC, a Delaware Limited Liability Company ("**TIG**") hereby submits to **Aim Exploration Inc., a Nevada Corporation** (the "**Company**"), this Strategic Consulting Agreement (the "**Agreement**") dated as of **October 23, 2015**.

This Strategic Consulting Agreement sets forth the new terms pursuant to which TIG will act as the Company's strategic consultant (the **"Consultant")** providing strategic advice and consulting services regarding matters more specifically set forth below. This Agreement and supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter. Specifically, all prior agreements and contracts entered into by and between the parties hereto shall immediately terminate upon the execution of this Agreement and neither party shall have any further obligations thereunder.

1. **Agreement.** For one dollar in hand, and other good and valuable consideration, including the commitments made by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

   a. Consultant operates a investing and advising firm that provides business and financial advice to various companies such as the Company, and also introduces companies to securities law professionals, legal teams, accountants, auditors, investment bankers, brokerage firms, venture capital firms, banks, private equity firms, special situation investors, alternative debt financiers and others (hereinafter "Entity" or "Entities") who may be able to provide equity or debt financing, joint venture opportunities and general strategic benefits to Consultant's clients.

   b. Company hereby retains Consultant to perform the aforesaid consulting services for Company on the terms and for the consideration set forth below, and Consultant hereby agrees to perform said consulting services on the terms and for the consideration set forth herein.

2. **General Services**. Provide strategic advice and consulting services, on an as needed basis as determined by the mutual agreement of both TIG and the Company, with regard to the Company including but not limited to: (i) introduction and facilitation with legal counsel, auditors, GAAP accountants and transfer agents to facilitate a better public company outlook (ii) introduction and facilitation with potential partners, joint ventures, mergers and possible acquisitions (iii) introduction to potential capital investors. The scope of the Services and additional compensation structure, if any, for strategic advice, consulting, and other public company consultative related services on behalf of the Company or otherwise, shall be determined on a case-by- case basis by the parties.

3. **Performance of Services**. In conjunction with the performance of the Services, TIG agrees to:

   a. Make itself available to the Company for phone conferences during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Company with regard to the Services to be performed.

   b. Advise the Company in evaluating proposals from potential strategic alliances. TIG may be involved in negotiating with potential strategic alliances on behalf of the Company; provided, however, that TIG shall not be involved in the direct negotiations with potential investors in the Company, and act only as a moderator to the transaction if requested.

   c. In connection with TIG providing the Services, the Company agrees to keep TIG up to date and apprised of all business, market and legal developments related to the Company and its operations and management. TIG shall devote such time and effort, as it deems commercially reasonable under the circumstances to the affairs of the Company to render the Services. TIG shall not provide any services that constitute the rendering of a legal opinion or perform any work that is in the ordinary purview of the Certified Public Accountant. TIG cannot guarantee results on behalf of the Company, but shall pursue

all avenues that it deems reasonable through its experience and network of contacts. It is understood that a portion of the compensation paid hereunder is being paid by the Company to have TIG remain available to advise it on transactions on an as-needed basis.

d. The Company shall provide to TIG copies of the Company's Business Plan, PowerPoint Presentation and such other collateral materials necessary for TIG's performance hereunder. The Company shall also make available certain of its employees and advisors (including but not limited to legal and accounting) for the purposes of expert advice and perspective for the Services to be performed by TIG as well as for presentations and meetings. TIG acknowledges and agrees that the Company's Business Plan, PowerPoint Presentation and other collateral materials to which TIG may have access to during the performance of this Agreement are confidential information and as such, shall not be distributed to third parties which such distribution is outside the scope of the services to be performed hereunder.

4. **<u>Term</u>**. The term of this Agreement shall commence on the date first written above and shall end twelve (12) months thereafter, unless terminated in accordance with the provisions set forth below, or extended by the mutual written consent of the parties hereto (the "**<u>Term</u>**"). This Agreement may be terminated only:

a. By the Company or TIG for any reason upon thirty (30) days' written notice prior to the completion of the initial term; or By TIG upon default in the payment of any amounts due to TIG pursuant to this Agreement, if such default continues for more than fifteen (15) days following receipt by the Company from TIG of written notice of such default and demand for payment. All monies owed are due upon termination; or

b. By mutual agreement of the parties. If the Company terminates the agreement, the Company does so upon their own volition and without recourse, and will not receive any amount of monies paid in the form of a refund, credit, or any other form of payment upon termination, Upon payment to Consultant, the Company forfeits all future rights to the monies paid to the Consultant for services. The Company shall be free during the period services are rendered to retain other entities, consultants, brokers or others, and with such persons as it deems fit and this agreement does not provide for an exclusive arrangement. Section 4 is irrevocable and survives the termination of the Agreement.

5. **<u>Compensation for Services</u>**. Tangiers Investment Group, LLC (TIG), a Delaware Limited Liability Company, has been engaged by the Company to assist the Company and Affiliates in a variety of strategic areas. The signature by you below will confirm our mutual agreement with respect to the Consulting Fee and Finder's Fee we will be entitled to receive for the introduction, to one or more investors.

As consideration for the performance of the Services, the Company shall pay TIG a consultant's retainer fee (the "Consulting Fee") of **one hundred twenty thousand dollars ($120,000) in restricted shares of the Company's common stock, payable in four equal instalments of $30,000 per month each, billed at the signature of this contract and each ninety day anniversary,** for the Consultant's aforementioned services. The price per share for each of the four (4) tranches will be equal to the average of the lowest daily trade price for the Company's common stock during the five (5) trading days prior to each respective tranche's required issuance date.

Additionally, Company shall issue to TIG 500,000 5 year warrants with an exercise price of fifteen cents ($.15) a share and a cashless exercise option.

Finally, Company shall grant TIG the option to purchase up to fifteen thousand (15,000) tons of coal per month (FOB) at a fifteen percent (15%) discount to market on a to be determined formula.

In the event an Introduced Party invests in the Issuer (the "Investment"), the Issuer will issue to TIG or TIG's designees, upon the execution of the final Agreement with the Introduced Party and the receipt of the Investment by Issuer, a percentage of the gross proceeds of such financing will be paid to the Finder in the form of a Finder's Fee as follows:

a. **Ten (10) percent** of all monies raised in the form of equity, debt, convertible debt, warrant, or other financial instruments that cause investment into the Company. For the purposes of this Agreement, if **$1,000,000 is raised, a fee of $100,000** will be assessed and collected pro-rata at each closing via irrevocable escrow instructions.

b. All Fees shall be wired at close of escrow to:
Bank: Chase
Bank address: 101 W Broadway, Suite 100, San Diego, CA 92101
Account name: Tangiers Investment Group, LLC
Account number: 477503747
Routing number: 021000021
Tangiers' address: 2251 San Diego Avenue, Suite B150, San Diego, CA 92110

The Finder's Fee is non-negotiable and non-refundable regardless of circumstances. The Company agrees that the Consultant's work is invaluable to the direction and development of the Company's business, and recognizes that although the introductory consulting work is done during a specific time period, the tangible effects as a result of the Consultant's work may last many years past the term and scope of the agreement. As such, because there is no specific limit to the value of the services provided, the Company agrees to pay the Consultant at the signing of this Agreement in accordance with the above payment schedule during the term of this Agreement and for two (2) years after the termination of the Agreement, if any investments by introduced parties are reached as the result of the Consultant's introductions or efforts, regardless of specific desired outcomes of the business or from the relationships with the entities, for both now and in the future.

In addition, as compensation to Consultant for its future introductions and consulting services the Company expressly understands and agrees that there may be Additional Consulting Fees (the "Additional Consulting Fee"), has been advised of what these fees may entail, and agrees to pay the Additional Consulting Fees via an amendment to this Agreement, submitted and agreed upon by both parties, on an "as needed basis."
______ - **Company Initials**

The Company understands that from time to time, additional fees may be charged, and therefore by signing this Agreement, recognizes that such fees will be disclosed, amendment presented, and billed according to Agreement. The amendment would need to be executed by both parties to be enforceable.

The Consultant agrees in good faith to consistently provide introduction to public company resources, capital resources, public company resources and legal and accounting resources, on an as prioritized basis by the Company, as stated in Section (1) during the term of this agreement.

6. **Travel Expenses**. The Company hereby agrees that all fees paid under this Agreement, are exclusive of any reasonable out of pocket travel, hotel and meal expenses that will be incurred by the members of TIG pursuant to providing the Services. The Company and TIG further agree that prior to any travel by a TIG member, TIG will notify the Company of the purpose of the travel and the estimated air travel and hotel expenses to be incurred and the Company will either pay such expenses for such member or notify TIG that the expenses are not authorized. The Company will reimburse any reasonable travel and meal expenses incurred by a TIG member in relation to such travel within fifteen (15) days of being invoiced by TIG for such expenses.

7. **Use of Name**. The Company shall not utilize the name "Tangiers Investment Group", or any derivative thereof, in any publication, announcement or otherwise, without the prior written consent of TIG.

8. **Indemnification and Warranties**.

a. The Company agrees to indemnify TIG and hold it harmless against any losses, claims, damages or liabilities arising out of, in connection with, or relating in any manner, directly or indirectly, to a breach of this Agreement or the performance of the Services hereunder, unless it is finally determined by a court of competent jurisdiction that such losses, claims, damages or liabilities

b. The Company and TIG agrees that if any indemnification sought pursuant to the preceding paragraph is finally judicially determined to be unavailable, then the Company and TIG shall contribute to the losses, claims, liabilities, damages and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and TIG, on the other, in connection with this Agreement, subject to the limitation that in any event TIG's contribution to all losses, claims, liabilities, damages and expenses with respect to which contribution is available hereunder shall not exceed the amount of the cash fees actually received by TIG hereunder.

c. The Company represents and warrants that it is not a party to any consulting or financial advisory agreements of any kind that may conflict with this Strategic Consulting Agreement. The Company at the request of TIG will offer confirmation, in writing, to that effect.

d. TIG represents and warrants that the Services performed hereunder shall at all times be in compliance with all applicable state and federal laws and regulations, including, but not limited to, securities laws and regulations.

e. TIG has no liability to the Company for any acts or omissions in the performance of services except for act or omissions that are due to the gross negligence of TIG

9. **Independent Contractor**. The parties hereto agree that TIG is an independent contractor and shall not in any manner be deemed an agent or partner of, or co-venturer with the Company. In no event is TIG authorized or obligated to commit the Company to any agreement and the Company shall have no obligation to enter into any transaction identified by TIG. The Company is not obligated or required to accept any offer to purchase equity securities by any Investor identified by TIG.

10. **Assignments and Binding Effect**. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights and obligations of the Company under this Agreement may not be assigned or delegated without the prior written consent of TIG, and any purported assignment without the written consent of TIG shall be null and void.

11. **Modification and Waiver**. Only an instrument in writing executed by the parties hereto may amend this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or any other nature.

12. **Construction**. The captions used in this Agreement are provided for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

13. **Facsimile Signatures**. Facsimile transmission of any signed original document, and re-transmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document

14. **Governing Law**. The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVE THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

15. **Severability**. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect, and of the remaining provisions of this Agreement, shall not be in any way impaired.

16. **Non-Exclusive**. TIG acknowledges and agrees that it is being granted non-exclusive rights with respect to the Services to be provided to the Company and the Company is free to engage other parties to provide consulting services similar to those being provided by TIG hereunder. The parties may agree to enter into an exclusive opportunity and shall provide a written agreement as necessary.

17. **Non-Circumvention**. Neither party shall attempt to or actually circumvent or interfere with business relationships between the Company and/or TIG, their clients or sources of transactions. Further, now and for two years after the date hereof, the Company shall not, directly or indirectly, establish, or receive or pay compensation for or financing for or receive, any interest, investment, financing, or participate in any merger, acquisition, joint venture, agency, vendor, issuance of securities or other relationship with TIG's clients or sources of transactions that were introduced to the Company by TIG or became aware of the Company through the provision of Services by TIG, in circumvention of the business relationships between the Company and TIG, TIG's clients or sources of transactions established in this Strategic Consulting Agreement. As such, because there is no specific limit to the value of the services provided, the Company agrees to pay the Consultant in accordance with the above payment schedule during the term of this agreement and for two years after the termination of the Agreement, if any corporate milestones are reached as the result of the Consultant's introductions or efforts. Recognizing that the business trajectory and relationships as a direct result of Consultant may surpass two years, the Company agrees to pay in full the Consulting Fee at the time of signature of this agreement. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement.

18. **Survivability**. Neither the termination of this Agreement nor the completion of any services to be provided by TIG hereunder, shall affect the provisions of this Agreement that shall remain operative and in full force and effect.

19. **Entire Agreement**. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter. Specifically, all prior agreements and contracts entered into by and between the parties hereto shall immediately terminate upon the execution of this Agreement and neither party shall have any further obligations thereunder.

If the foregoing correctly sets forth the understanding between the Consultant and the Company, please so indicate in the space provided below for that purpose within 10 days of the date hereof or this Agreement shall be withdrawn and become null and void. The undersigned parties hereto have caused this Agreement to be duly executed by their authorized representatives, pursuant to corporate board approval and intend to be legally bound.

(Signature Page to Follow)

AIM EXPLORATION, INC.	TANGIERS INVESTMENT GROUP, LLC
By: J.R. Todhunter, President	By:
	Robert Papiri, Managing Member
Date: October 23, 2015	Date: October 23, 2015